EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

      We consent to the incorporation by reference in the Registration Statement on Form S-8 of Cree Research, Inc., pertaining to the Cree Research, Inc. Amended and Restated Equity Compensation Plan, of our report dated July 23, 1999 with respect to the consolidated financial statements of Cree Research, Inc. included in its Annual Report on Form 10-K for the fiscal year ended June 27, 1999 filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young LLP

Raleigh, North Carolina
December 7, 1999